UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

CADIZ INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	70071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement and First Amendment to Security Agreement

On March 6, 2024, Cadiz Inc. (the “Company,” “we,” “our,” and “us”) and our wholly-owned subsidiaries, Cadiz Real Estate LLC, ATEC Water Systems, LLC, and Octagon Partners LLC (collectively, the “Borrowers”), entered into a Third Amendment to Credit Agreement and First Amendment to Security Agreement (the “Third Amendment”) with HHC $ Fund 2012 (the “Heerema Lender”), an affiliate of Heerema International Group Services S.A. (“Heerema”), to amend certain provisions of the Credit Agreement, dated as of July 2, 2021, among the Borrowers, B. Riley Securities, Inc. (“BRS”), as administrative agent, and the lenders from time to time party thereto (as previously amended, the “Credit Agreement”, and as further amended by the Third Amendment, the “Amended Credit Agreement”), and the Security Agreement, dated as of July 2, 2021, made by the Borrowers in favor of BRS.

Before entering into the Third Amendment, the Heerema Lender purchased the outstanding secured non-convertible term loans under the Credit Agreement (the “Existing Non-Convertible Loans”) from the existing holder thereof through an assignment and assumption agreement in the form contemplated by the Credit Agreement (the “Assignment”), making the Heerema Lender the holder of greater than a majority in outstanding principal amount of all term loans outstanding under the Credit Agreement. In connection with the Assignment, the existing holders of both the convertible and non-convertible term loans under the Credit Agreement and BRS provided written consents and releases necessary to effectuate the Third Amendment, in consideration of a consent fee in the aggregate amount of $479,845, which will be payable in the form of shares of our common stock (valued at $2.89 per share, or 166,036 shares), which will be registered with the U.S. Securities and Exchange Commission pursuant to our effective shelf registration statement on Form S-3 (SEC File No. 333-257159) and a prospectus supplement thereunder.

Heerema beneficially owns approximately 35.5% of our issued and outstanding shares of common stock immediately prior to the Third Amendment. Our audit and risk committee has reviewed and approved the terms of the transactions contemplated by the Assignment, the Third Amendment, and other transactions involving the Heerema Lender in connection with the Assignment and the Third Amendment.

The Amended Credit Agreement provides, among other things, the following amendments to the Credit Agreement:

●	Extension of New Secured Convertible Loans. The Amended Credit Agreement provides for a new tranche of senior secured convertible term loans from the Heerema Lender in an aggregate principal amount of $20,000,000 (the “New Secured Convertible Loans”), having a maturity date of June 30, 2027, which was fully funded to the Company on March 6, 2024. Additionally, the Amended Credit Agreement provides that (i) the aggregate principal amount of the secured non-convertible term loans acquired by the Heerema Lender pursuant to the Assignment has been increased from $20,000,0000 to $21,200,000, and the applicable repayment fee in respect thereof has been eliminated (the “Non-Convertible Loans”), and (ii) the convertible term loans existing prior to the Third Amendment, in an aggregate principal amount of approximately $16,000,000 plus interest accruing thereon (the “Existing Convertible Loans”), have become unsecured and the security interest previously applicable thereto has been released.

The New Secured Convertible Loans will bear PIK interest at a rate of 7% per annum, payable quarterly in arrears, subject to an additional 4% per annum during the continuation of an event of default. The initial conversion price of the New Secured Convertible Loans will be $5.30 per share (the “New Convertible Loan Conversion Price”), and will be subject to broad based weighted average anti-dilution adjustments in connection with future issuances of common stock equivalents by the Company below the New Convertible Loan Conversion Price, subject to customary excluded issuances; and (2) the New Secured Convertible Loan will be secured by substantially all of the Borrowers’ assets on a first-priority basis (except as otherwise provided in the Credit Agreement) and shall be senior in right of repayment under all circumstances to the Existing Convertible Loans, which will be unsecured.

●	Extension of Maturity Date. The Amended Credit Agreement extends the maturity date for the Existing Convertible Loans and Existing Non-Convertible Loans to June 30, 2027.

●	Subordination of the Existing Convertible Loans. The Amended Credit Agreement provides for the subordination of the Existing Convertible Loans, and the rights of the lenders of the Existing Convertible Loans, in respect of any payments, repayments and prepayments made or due and owing in respect of the Existing Convertible Loans, to the New Secured Convertible Loans and the Non-Convertible Loans (the “Senior Secured Loans”), and the corresponding rights of the lenders of the Senior Secured Loans, both prior to and after the exercise of any remedies to enforce any of the loans or other obligations after the occurrence and during the continuation of any event of default.

The proceeds from the New Secured Convertible Loans are intended to be used to fund expenditures associated with development of the Company’s water supply projects, to fund working capital needs, to pay transaction related expenses and for general corporate purposes.

In connection with and following the entry into the Third Amendment, the Borrowers, and BRS, as administrative agent for the lenders, will enter into a Second Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, to, among other things, (1) effect the release of all security interests and other liens granted to or held by the lenders of the Existing Convertible Loans, and (2) effect certain other conforming changes.

The foregoing description of the Third Amendment to Credit Agreement and First Amendment to Security Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibits 10.1 to this current report and is incorporated by reference herein.

Issuance of Warrant

In connection with the entry into the Third Amendment, on March 6, 2024, we issued a warrant to purchase 1,000,000 shares of our common stock (the “Warrant”) to the Heerema Lender. The Warrant has an exercise price of $5.00 per share, which will be subject to broad based weighted average anti-dilution adjustments in connection with future issuances of common stock equivalents below the warrant exercise price, subject to customary excluded issuances. The Warrant expires on June 30, 2027.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibits 4.1 to this current report and is incorporated by reference herein.

Other Agreements with Heerema

In connection with the entry into the Third Amendment, on March 6, 2024, we entered into an Amendment No. 3 to Registration Rights Agreement with Heerema, which amends the Registration Rights Agreement, originally dated as of March 23, 2022 and amended as of November 14, 2022 and January 30, 2023 (the “Registration Rights Agreement”), between the Company and certain holders of the Company’s securities including Heerema by providing that all the shares of our common stock issued or issuable to Heerema or its affiliates upon conversion of the New Secured Convertible Loans under the Amended Credit Agreement and upon exercise of the Warrant will be deemed “Registerable Securities” under the Registration Rights Agreement.

In addition, we entered into an Amendment No. 1 to Board Observer and Nomination Right Agreement with Heerema, which amends the Board Observer and Nomination Right Agreement dated as of March 23, 2022, between the Company and Heerema, by providing that the Board Observer and Nomination Right Agreement will terminate upon the later of (1) the failure of Heerema and its affiliates to hold at least 10% of the outstanding shares of our common stock, and (2) the failure of Heerema and its affiliates to hold any New Secured Convertible Loans under the Amended Credit Agreement.

The foregoing description of the Amendment No. 3 to Registration Rights Agreement and the Amendment No. 1 to Board Observer and Nomination Right Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents, which are filed as Exhibits 10.2 and Exhibit 10.3, respectively, to this current report and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information included in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required, the information included in Item 1.01 of this current report on Form 8-K with respect to the Third Amendment and the Warrant is hereby incorporated by reference into this Item 3.02. The offer and sale of (1) the New Secured Convertible Loans, including up to approximately 5,119,067 shares of our common stock issuable upon the conversion of the New Secured Convertible Loans (including PIK Interest through maturity), and (2) the Warrant and the shares of our common stock issuable upon exercise of the Warrant, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

On March 6, 2024, the Company issued a press release regarding the entry into the Third Amendment. A copy of the press release is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant dated as of March 6, 2024.
10.1	Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of March 6, 2024, by and among Cadiz Inc., Cadiz Real Estate LLC, ATEC Water Systems, LLC, and Octagon Partners LLC as borrowers, and the lenders party thereto.
10.2	Amendment No. 3 to Registration Rights Agreement, dated as of March 6, 2024, by and between Cadiz Inc. and Heerema International Group Services S.A.
10.3	Amendment No. 1 to Board Observer and Nomination Right Agreement, dated as of March 6, 2024, by and between Cadiz Inc. and Heerema International Group Services S.A.
99.1	Press Release issued on March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2024

CADIZ INC.

By:	/s/ Stanley Speer
Stanley Speer,
Chief Financial Officer

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